Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	David M. Findlay
Executive Vice President-
Administration and
Chief Financial Officer
(574) 267-9197

LAKE CITY BANK REPORTS PERFORMANCE

New Fort Wayne Office Reaffirms Commitment to Market

Warsaw, Indiana (October 15, 2007) – Lakeland Financial Corporation (Nasdaq Global Select/LKFN), parent company of Lake City Bank, today reported quarterly net income of $4.4 million for the third quarter of 2007 versus $4.7 million for the third quarter of 2006. Diluted net income per share for the quarter was $0.35 versus $0.38 for the comparable period of 2006. The Company further reported record net income of $14.4 million for the nine months ended September 30, 2007, an increase of 2% over the $14.2 million reported for the nine months ended September 30, 2006. Diluted net income per common share was $1.16 for the nine months ended September 30, 2007, versus $1.15 for the nine months ended September 30, 2006.

The Company also announced that the Board of Directors approved a cash dividend for the third quarter of $0.14 per share, payable on November 5, 2007 to shareholders of record as of October 25, 2007. The quarterly dividend represents a 12% increase over the quarterly dividends paid in 2006.

Michael L. Kubacki, Chairman, President and Chief Executive Officer, commented, “Net income on a year-to-date basis continues to be ahead of last year, with every business unit contributing solidly to this performance. Further, we experienced good loan growth during the quarter with total loans increasing by $48 million, representing one of our strongest quarters ever for growth.”

Kubacki continued, “We were pleased to celebrate the opening of our newest office in southwest Fort Wayne. This 12,000 square foot facility represents the largest facility that Lake City Bank has ever constructed and reinforces our commitment to the Fort Wayne market.”

The office is home to the senior management of the Bank’s Wealth Advisory Group and the Fort Wayne Commercial Banking Department. The market’s Honors Private Banking and Lake City Bank Investment and Brokerage teams are also located in the office. In addition, experienced commercial banking staff in the office will provide direct access for clients to specialists in commercial cash management services, health savings accounts, corporate bond administration, retirement services and merchant credit card services.

“Our grand opening celebration was a joint effort of the Bank and the Board of Directors of Aboite New Trails and resulted in a $15,000 contribution from the Bank for the continued development of a multi-use trail system in Southwest Allen County and surrounding communities. This new office and our partnership with Aboite New Trails symbolize our success in Northern Indiana and our optimism for the business going forward,” continued Kubacki.

The Company’s net interest margin decreased to 3.18% in the third quarter versus 3.30% in the second quarter of 2007 as a result of a shift in funding mix and the Federal Reserve Bank’s recent interest rate cut.

Nonetheless, as a result of the loan growth during the quarter, the Company’s net interest income increased to $13.7 million in the third quarter of 2007.

Kubacki further commented, “Despite market anticipation of the Federal Reserve Bank’s rate cut late in the quarter, general deposit pricing was very competitive during the quarter and continues to provide a very challenging environment for reasonably priced core deposit growth.”

Average total loans for the third quarter of 2007 were $1.41 billion versus $1.29 billion during the third quarter of 2006, an increase of 10%. Total gross loans as of September 30, 2007 were $1.45 billion, an increase of $94.5 million, or 7%, versus $1.35 billion as of December 31, 2006. Total loans as of September 30, 2006 were $1.33 billion.

Lakeland Financial’s allowance for loan losses as of September 30, 2007 was $15.1 million, compared to $15.4 million as of June 30, 2007 and $14.3 million as of September 30, 2006. Nonperforming assets totaled $14.1 million as of September 30, 2007 versus $15.3 million as of June 30, 2007 and $15.5 million on September 30, 2006. The ratio of nonperforming assets to loans was 0.98% on September 30, 2007 compared to 1.09% at June 30, 2007 and 1.17% at September 30, 2006. The decrease in nonperforming assets for the third quarter of 2007 resulted primarily from loans charged off during the quarter. Net charge offs totaled $2.0 million in the third quarter of 2007, versus $313,000 during the second quarter of 2007, and $14,000 during the third quarter of 2006. $1.5 million of the charge offs in the quarter were related to a single commercial borrower, a residential and commercial real estate developer. As of September 30, 2007, total exposure to this borrower had been reduced to $5.3 million from $7.3 million at the end of the second quarter. Of that total, $4.7 million is held in other real estate owned and approximately $630,000 represented remaining loans. It is anticipated that the remaining loans will be transferred to other real estate owned during the fourth quarter. The Company is managing the other real estate owned to resolve the situation and believes that the carrying value is representative of true market value, although there can be no assurance that the ultimate sale of the assets will result in proceeds equal to or greater than the carrying value. Two residential home equity lines of credit totaling approximately $470,000 represent the majority of the remaining charge offs during the quarter. One of these charge offs, for approximately $190,000, was to a principal of the residential and commercial real estate developer discussed above.

Kubacki commented, “We continue to manage our commercial loan business thoughtfully, and believe that our exposure to the soft residential real estate development sector is manageable and relatively limited. In addition, we believe that the Northern Indiana economy is holding up reasonably well and view our current exposure to the traditional commercial and industrial market and commercial real estate markets as reasonable. We have moved aggressively to get control of the assets related to our troubled real estate borrower and will move as quickly as possible to reach resolution.”

For the three months ended September 30, 2007, Lakeland Financial’s average equity to average assets ratio was 7.49% compared to 7.56% for the third quarter of 2007 and 7.18% for the third quarter of 2006. Average stockholders' equity for the quarter ended September 30, 2007 was $138.8 million versus $136.3 million for the second quarter of 2007 and $123.4 million for the third quarter of 2006. Average total deposits for the quarter ended September 30, 2007 were $1.48 billion versus $1.45 billion for the second quarter of 2007 and $1.43 billion for the third quarter of 2006.

Lakeland Financial Corporation is a $1.9 billion bank holding company headquartered in Warsaw, Indiana. Lake City Bank serves Northern Indiana with 43 branches located in the following Indiana counties: Kosciusko, Elkhart, Allen, St. Joseph, DeKalb, Fulton, Huntington, LaGrange, Marshall, Noble, Pulaski and Whitley. The Company also has a Loan Production Office in Indianapolis, Indiana.

In addition to the results presented in accordance with generally accepted accounting principles in the United States of America, this press release contains certain non-GAAP financial measures. Lakeland Financial believes that providing non-GAAP financial measures provides investors with information useful to understanding Lakeland Financial’s financial performance. Additionally, these non-GAAP measures are used by management for planning and forecasting purposes, including measures based on “tangible equity” which is “common stockholders’ equity” excluding intangible assets, net of deferred tax. A reconciliation of these non-

GAAP measures to the most comparable GAAP equivalent is included in the attached financial tables where the non-GAAP measure is presented.

Lakeland Financial Corporation may be accessed on its home page at www.lakecitybank.com. The Company’s common stock is traded on the Nasdaq Global Select Market under “LKFN”. Market makers in Lakeland Financial Corporation common shares include Automated Trading Desk Financial Services, LLC, B-Trade Services, LLC, Citadel Derivatives Group, LLC, Citigroup Global Markets Holdings, Inc., Domestic Securities, Inc., E*TRADE Capital Markets LLC, FTN Financial Securities Corp., FTN Midwest Securities Corp., Goldman Sachs & Company, Howe Barnes Hoefer & Arnett, Inc., Keefe, Bruyette & Woods, Inc., Knight Equity Markets, L.P., Lehman Brothers Inc., Morgan Stanley & Co., Inc., Stifel Nicolaus & Company, Inc., Susquehanna Capital Group and UBS Securities LLC.

This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. Additional information concerning the Company and its business, including factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on form 10-K.

LAKELAND FINANCIAL CORPORATION

THIRD QUARTER 2007 FINANCIAL HIGHLIGHTS

(Unaudited – Dollars in thousands except share and Per Share Data)

	Three Months Ended			Nine Months Ended
	Sep. 30,	Jun. 30,	Sep. 30,	Sep. 30,	Sep. 30,
	2007	2007	2006	2007	2006
END OF PERIOD BALANCES
Assets	$ 1,884,680	$ 1,822,818	$ 1,799,666	$ 1,884,680	$ 1,799,666
Deposits	1,462,984	1,408,753	1,533,877	1,462,984	1,533,877
Loans	1,448,706	1,400,973	1,331,185	1,448,706	1,331,185
Allowance for Loan Losses	15,074	15,351	14,288	15,074	14,288
Common Stockholders’ Equity	142,033	136,618	126,987	142,033	126,987
Tangible Equity	137,285	131,773	121,879	137,285	121,879

AVERAGE BALANCES
Assets
Total Assets	$ 1,852,514	$ 1,803,071	$ 1,718,276	$ 1,809,342	$ 1,676,233
Earning Assets	1,745,358	1,693,322	1,594,533	1,701,501	1,555,867
Investments	304,479	299,455	292,938	299,912	292,298
Loans	1,412,286	1,386,229	1,289,394	1,384,180	1,249,693
Liabilities and Stockholders’ Equity
Total Deposits	1,484,965	1,446,833	1,426,355	1,462,073	1,361,868
Interest Bearing Deposits	1,255,881	1,219,574	1,206,566	1,237,733	1,141,943
Interest Bearing Liabilities	1,467,701	1,423,894	1,360,792	1,433,549	1,323,349
Common Stockholders’ Equity	138,807	136,264	123,367	135,685	119,618

INCOME STATEMENT DATA
Net Interest Income	$ 13,719	$ 13,681	$ 13,059	$ 40,498	$ 38,986
Net Interest Income-Fully Tax Equivalent	13,972	13,934	13,320	41,255	39,816
Provision for Loan Losses	1,697	906	510	3,244	1,602
Noninterest Income	4,953	5,138	4,679	14,552	13,813
Noninterest Expense	10,711	10,226	9,937	31,065	29,541
Net Income	4,374	5,255	4,730	14,387	14,162

PER SHARE DATA
Basic Net Income Per Common Share	$ 0.36	$ 0.43	$ 0.39	$ 1.18	$ 1.17
Diluted Net Income Per Common Share	0.35	0.42	0.38	1.16	1.15
Cash Dividends Declared Per Common Share	0.14	0.14	0.125	0.405	0.25(1)
Book Value Per Common Share (equity per share issued)	11.64	11.20	10.50	11.64	10.50
Market Value – High	25.98	23.81	24.97	25.98	24.97
Market Value – Low	20.05	20.71	21.84	20.05	19.90
Basic Weighted Average Common Shares Outstanding	12,197,790	12,189,997	12,084,244	12,182,658	12,054,663
Diluted Weighted Average Common Shares Outstanding	12,433,701	12,421,178	12,388,372	12,425,238	12,366,453

KEY RATIOS
Return on Average Assets	0.94%	1.17%	1.09%	1.06%	1.13%
Return on Average Common Stockholders’ Equity	12.50	15.47	15.21	14.18	15.83
Efficiency (Noninterest Expense / Net Interest Income
plus Noninterest Income)	57.37	54.33	56.02	56.43	55.95
Average Equity to Average Assets	7.49	7.56	7.18	7.50	7.14
Net Interest Margin	3.18	3.30	3.32	3.24	3.42
Net Charge Offs to Average Loans	0.55	0.09	0.00	0.25	0.01
Loan Loss Reserve to Loans	1.04	1.10	1.07	1.04	1.07
Nonperforming Assets to Loans	0.98	1.09	1.17	0.98	1.17
Tier 1 Leverage	9.04	9.12	8.93	9.04	8.93
Tier 1 Risk-Based Capital	10.83	11.06	10.72	10.83	10.72
Total Capital	11.81	12.10	11.73	11.81	11.73

ASSET QUALITY
Loans Past Due 90 Days or More	$ 317	$ 214	$ 105	$ 317	$ 105
Non-accrual Loans	9,001	15,053	15,308	9,001	15,308
Net Charge Offs/(Recoveries)	1,974	313	14	2,634	86
Other Real Estate Owned	4,771	71	71	4,771	71
Other Nonperforming Assets	51	0	43	51	43
Total Nonperforming Assets	14,140	15,338	15,527	14,140	15,527

(1) Cash dividend of $0.125 declared on April 11, July 11, and October 10, 2006.

LAKELAND FINANCIAL CORPORATION

CONSOLIDATED BALANCE SHEETS

As of September 30, 2007 and December 31, 2006

(in thousands)

	September 30,	December 31,
	2007	2006
	(Unaudited)
ASSETS
Cash and due from banks	$ 36,680	$ 65,252
Short-term investments	5,524	54,447
Total cash and cash equivalents	42,204	119,699

Securities available for sale (carried at fair value)	321,163	296,191
Real estate mortgage loans held for sale	875	2,175

Loans, net of allowance for loan losses of $15,074 and $14,463	1,433,632	1,339,374

Land, premises and equipment, net	26,586	25,177
Bank owned life insurance	21,305	20,570
Accrued income receivable	8,893	8,720
Goodwill	4,970	4,970
Other intangible assets	671	825
Other assets	24,381	19,005
Total assets	$ 1,884,680	$ 1,836,706

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Noninterest bearing deposits	$ 218,743	$ 258,472
Interest bearing deposits	1,244,241	1,217,293
Total deposits	1,462,984	1,475,765

Short-term borrowings
Federal funds purchased	13,000	0
Securities sold under agreements to repurchase	128,629	106,670
U.S. Treasury demand notes	1,176	814
Other short-term borrowings	90,000	80,000
Total short-term borrowings	232,805	187,484

Accrued expenses payable	15,489	11,959
Other liabilities	397	338
Long-term borrowings	44	45
Subordinated debentures	30,928	30,928
Total liabilities	1,742,647	1,706,519

STOCKHOLDERS' EQUITY
Common stock: 180,000,000 shares authorized, no par value
12,203,123 shares issued and 12,107,775 outstanding as of September 30, 2007
12,117,808 shares issued and 12,031,023 outstanding as of December 31, 2006	1,453	1,453
Additional paid-in capital	17,967	16,525
Retained earnings	125,974	116,516
Accumulated other comprehensive loss	(2,033)	(3,178)
Treasury stock, at cost (2007 - 95,348 shares, 2006 - 86,785 shares)	(1,328)	(1,129)
Total stockholders' equity	142,033	130,187
Total liabilities and stockholders' equity	$ 1,884,680	$ 1,836,706

LAKELAND FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

For the Three Months and Nine Months Ended September 30, 2007 and 2006

(in thousands except for share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
NET INTEREST INCOME
Interest and fees on loans
Taxable	$ 26,176	$ 24,000	$ 76,623	$ 67,137
Tax exempt	30	74	110	206
Interest and dividends on securities
Taxable	2,902	2,463	8,366	7,461
Tax exempt	618	591	1,838	1,793
Interest on short-term investments	365	157	671	504
Total interest income	30,091	27,285	87,608	77,101

Interest on deposits	13,773	12,398	40,071	31,875
Interest on borrowings
Short-term	1,956	1,167	5,130	4,363
Long-term	643	661	1,909	1,877
Total interest expense	16,372	14,226	47,110	38,115

NET INTEREST INCOME	13,719	13,059	40,498	38,986

Provision for loan losses	1,697	510	3,244	1,602

NET INTEREST INCOME AFTER PROVISION FOR
LOAN LOSSES	12,022	12,549	37,254	37,384

NONINTEREST INCOME
Wealth advisory fees	761	608	2,306	1,891
Investment brokerage fees	386	344	1,145	973
Service charges on deposit accounts	1,890	1,919	5,355	5,499
Loan, insurance and service fees	620	548	1,864	1,746
Merchant card fee income	725	661	1,973	1,809
Other income	455	476	1,393	1,496
Net gains on sales of real estate mortgage loans held for sale	116	137	480	467
Net securities gains (losses)	0	(14)	36	(68)
Total noninterest income	4,953	4,679	14,552	13,813

NONINTEREST EXPENSE
Salaries and employee benefits	6,032	5,595	17,706	16,609
Net occupancy expense	680	680	1,992	1,901
Equipment costs	459	430	1,372	1,345
Data processing fees and supplies	719	611	2,101	1,754
Credit card interchange	485	465	1,299	1,211
Other expense	2,336	2,156	6,595	6,721
Total noninterest expense	10,711	9,937	31,065	29,541

INCOME BEFORE INCOME TAX EXPENSE	6,264	7,291	20,741	21,656
Income tax expense	1,890	2,561	6,354	7,494

NET INCOME	$ 4,374	$ 4,730	$ 14,387	$ 14,162
BASIC WEIGHTED AVERAGE COMMON SHARES	12,197,790	12,084,244	12,182,658	12,054,663
BASIC EARNINGS PER COMMON SHARE	$ 0.36	$ 0.39	$ 1.18	$ 1.17
DILUTED WEIGHTED AVERAGE COMMON SHARES	12,433,701	12,388,372	12,425,238	12,366,453
DILUTED EARNINGS PER COMMON SHARE	$ 0.35	$ 0.38	$ 1.16	$ 1.15

LAKELAND FINANCIAL CORPORATION
LOAN DETAIL

	September 30,	December 31,
	2007	2006
Commercial and industrial loans	$ 923,168	$ 847,233
Commercial real estate - multifamily loans	15,385	17,351
Commercial real estate construction loans	75,765	82,183
Agri-business and agricultural loans	149,976	139,644
Residential real estate mortgage loans	122,063	109,176
Home equity loans	109,096	104,506
Installment loans and other consumer loans	53,075	53,804
Subtotal	1,448,528	1,353,897
Less: Allowance for loan losses	(15,074)	(14,463)
Net deferred loan (fees)/costs	178	(60)
Loans, net	$ 1,433,632	$ 1,339,374

Impaired loans	$ 8,575	$ 13,333

Non-performing loans	$ 9,318	$ 14,119

Allowance for loan losses to total loans	1.04%	1.07%